FIRST INTERSTATE BANCORP
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               (in millions)

                                                             Three Months Ended
                                                               March 31, 1995
                                                             ------------------
A.  First Interstate Bancorp and Subsidiaries (Consolidated):

  Earnings:
       1.Income before income taxes                               $     348
       2.Plus interest expense (a)                                      303
                                                                  ---------
       3.Earnings including interest on deposits                        651
       4.Less interest on deposits                                      225
                                                                  ---------
       5.Earnings excluding interest on deposits                  $     426
                                                                  =========

  Fixed Charges:
       6.Including interest on deposits (Line 2)                  $     303
       7.Less interest on deposits (Line 4)                             225
                                                                  ---------
       8.Excluding interest on deposits                           $      78
                                                                  =========

  Ratio of Earnings to Fixed Charges:
         Including interest on deposits
             (Line 3 divided by Line 6)                                2.15
                                                                  =========

         Excluding interest on deposits
             (Line 5 divided by Line 8)                                5.48
                                                                  =========

B.  First Interstate Bancorp (Parent Corporation):

  Earnings:
       9. Income before income taxes and equity in
            undistributed income of subsidiaries                  $     113
      10. Plus interest expense (a)                                      28
                                                                  ---------
      11. Earnings including interest expense                     $     141
                                                                  =========

  Fixed Charges:
      12. Interest expense (Line 10)                              $      28
                                                                  =========
  Ratio of Earnings to Fixed Charges:
             (Line 11 divided by Line 12)                              5.10
                                                                  =========

(a) Includes amounts representing the estimated interest component of net rental payments.